Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal 2013 Second Quarter Results

•	Quarterly Revenue of $732 Million, up 34% Year-Over-Year

•	Quarterly Operating Cash Flow of $136 Million, up 64% Year-Over-Year

•	Deferred Revenue of $1.34 Billion, up 43% Year-Over-Year

•	Unbilled Deferred Revenue Increases to Approximately $2.8 Billion

•	Raises FY13 Revenue Guidance to $3.025 – $3.035 Billion

SAN FRANCISCO, Calif. – August 23, 2012 – Salesforce.com (NYSE: CRM), the enterprise cloud computing (http://www.salesforce.com/cloudcomputing/) company, today announced results for its fiscal second quarter ended July 31, 2012.

“Our second quarter revenue growth was outstanding at 34% in dollars and 37% in constant currency,” said Marc Benioff, Chairman and CEO, salesforce.com. “Salesforce.com’s social enterprise strategy is enabling companies to connect with customers, partners, and employees in completely new ways – and it’s creating new opportunities for their growth and ours.”

Salesforce.com delivered the following results for its fiscal second quarter:

Revenue: Total Q2 revenue was $732 million, an increase of 34% on a year-over-year basis. Subscription and support revenues were $687 million, an increase of 35% on a year-over-year basis. Professional services and other revenues were $44 million, an increase of 20% on a year-over-year basis.

Earnings per Share: Q2 GAAP net loss per share was ($0.07), and non-GAAP diluted earnings per share was $0.42. The company’s non-GAAP results exclude the effects of $85 million in stock-based compensation expense, $20 million in amortization of purchased intangibles, and $6 million in net non-cash interest expense related to the company’s convertible senior notes. Non-GAAP EPS calculations are based on approximately 146 million diluted shares outstanding during the quarter, including approximately 3 million shares associated with the company’s convertible senior notes. GAAP EPS calculations are based on a basic share count of approximately 139 million shares.

Cash: Cash generated from operations for the fiscal second quarter was $136 million, an increase of 64% on a year-over-year basis. Total cash, cash equivalents and marketable securities finished the quarter at $1.8 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of July 31, 2012 was $1.34 billion, an increase of 43% on a year-over-year basis. Current deferred revenue increased by 38% year-over-year to $1.27 billion, benefited in part by longer invoice durations. Non-current deferred revenue increased by 293% year-over-year to $69 million. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the second quarter at approximately $2.8 billion, up from approximately $2.7 billion at the end of the fiscal first quarter.

As of August 23, 2012, salesforce.com is initiating revenue, GAAP EPS and non-GAAP EPS guidance for its fiscal third quarter of fiscal year 2013. In addition, for the full fiscal year 2013, the company is raising its revenue and non-GAAP EPS guidance previously provided on June 4, 2012, and initiating GAAP EPS guidance.

Q3 FY13 Guidance: Revenue for the company’s third fiscal quarter is projected to be in the range of $773 million to $777 million, an increase of 32% to 33% year-over-year.

GAAP net loss per share is expected to be in the range of ($0.27) to ($0.26), while diluted non-GAAP EPS is expected to be in the range of $0.31 to $0.32. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $99 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $27 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $6 million. EPS estimates assume a GAAP tax rate of approximately 37%, and a non-GAAP tax rate of approximately 35%. The GAAP EPS calculation assumes an average basic share count of approximately 142 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 151 million shares.

Full Year FY13 Guidance: Revenue for the company’s full fiscal year 2013 is projected to be in the range of $3.025 billion to $3.035 billion, an increase of 33% to 34% year-over-year.

For the company’s full fiscal year 2013, GAAP net loss per share is expected to be in the range of ($0.75) to ($0.72) while diluted non-GAAP EPS is expected to be in the range of $1.48 to $1.51. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $382 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $95 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $24 million. EPS estimates assume a GAAP tax rate of approximately 30%, and a non-GAAP tax rate of approximately 37%. The GAAP EPS calculation assumes an average basic share count of approximately 141 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 150 million shares.

The following is a per share reconciliation of GAAP EPS to non-GAAP diluted EPS guidance for the third quarter and full fiscal year:

	Fiscal 2013
	Q3	FY2013
GAAP EPS Range*	($0.27) - ($0.26)	($0.75) - ($0.72)
Plus
Stock-based expense	$0.66	$2.54
Amortization of purchased intangibles	$0.18	$0.64
Amortization of debt discount, net	$0.04	$0.16
Less
Income tax effect of certain Non-GAAP items	$(0.30)	$(1.11)

Non-GAAP diluted EPS	$0.31 - $0.32	$1.48 - $1.51
Shares used in computing basic net income per share (millions)	142	141
Shares used in computing diluted net income per share (millions)	151	150

*	For Q3 & FY13 GAAP EPS loss, basic number of shares used for calculation

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its second quarter fiscal year 2013 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the audiocast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode salesforce.com or 17262326. A replay will be available at 800-585-8367 or +1 855-859-2056, passcode 17262326, until midnight (Eastern Time) September 23, 2012.

About salesforce.com: Founded in 1999, salesforce.com is the enterprise cloud computing company that is leading customers in their transformation to become social enterprises. Social enterprises are able to connect with customers, partners and employees in entirely new ways. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and application services give customers the tools to create a true social front office and revolutionize the way they sell, service, market, collaborate, work, and innovate.

•	Grow your business with the world’s #1 sales app, Salesforce Sales Cloud

•	Deliver amazing customer service with the award-winning Salesforce Service Cloud

•	Listen, engage, advertise, and measure social media marketing with the Salesforce Marketing Cloud

•	Build social and mobile cloud apps on the Salesforce Platform and extend social enterprise success with the world’s leading enterprise app marketplace, the AppExchange

•	Achieve breakthrough collaboration and productivity with Salesforce Chatter

•	Align, motivate and drive performance with Salesforce Rypple

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the net amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the net amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY13 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. As significant unusual or discrete events occur, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q2 and its non-GAAP estimates for Q3 and FY13:

•

Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest rate is approximately 5.9%, while the actual coupon interest rate of the notes is 0.75%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate excludes the tax effect of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP EPS for the third fiscal quarter of 2013 and the full fiscal year, the company’s expected revenue run rate and revenues in fiscal 2013, the company’s expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include – but are not limited to – risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; the expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the second quarter ended July 31, 2012 and our Form 10-K filed for the fiscal year ended January 31, 2012. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright © 2012 salesforce.com, inc. All rights reserved. Salesforce, Chatter, Sales Cloud, Service Cloud, Marketing Cloud, Rypple, AppExchange, Salesforce Platform and others are trademarks of salesforce.com, inc. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Revenues:
Subscription and support	$687,493	$509,279	$1,342,713	$982,783
Professional services and other	44,156	36,723	84,403	67,583

Total revenues	731,649	546,002	1,427,116	1,050,366
Cost of revenues (1)(2):
Subscription and support	118,519	89,144	227,263	164,387
Professional services and other	43,899	31,766	86,706	59,589

Total cost of revenues	162,418	120,910	313,969	223,976
Gross profit	569,231	425,092	1,113,147	826,390
Operating expenses (1)(2):
Research and development	99,442	73,393	194,218	138,685
Marketing and sales	380,160	283,001	749,949	537,472
General and administrative	103,095	84,446	204,695	168,784

Total operating expenses	582,697	440,840	1,148,862	844,941
Loss from operations	(13,466)	(15,748)	(35,715)	(18,551)
Investment income	7,173	5,112	11,634	13,167
Interest expense	(8,033)	(3,846)	(14,403)	(7,517)
Other income (expense)	294	(3,231)	(416)	(4,031)

Loss before benefit from income taxes	(14,032)	(17,713)	(38,900)	(16,932)
Benefit from income taxes	4,203	13,445	9,596	13,194

Net loss	$(9,829)	$(4,268)	$(29,304)	$(3,738)

Basic net loss per share	$(0.07)	$(0.03)	$(0.21)	$(0.03)
Diluted net loss per share	$(0.07)	$(0.03)	$(0.21)	$(0.03)
Shares used in computing basic net loss per share	139,425	135,093	138,789	134,273
Shares used in computing diluted net loss per share	139,425	135,093	138,789	134,273
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:

Cost of revenues	$17,668	$16,373	$35,116	$25,468
Marketing and sales	2,407	2,306	5,834	3,546

(2) Amounts include stock-based expenses, as follows:

Cost of revenues	$7,864	$4,379	$15,117	$8,030
Research and development	16,089	11,188	31,756	19,027
Marketing and sales	44,781	27,114	86,768	50,901
General and administrative	16,683	11,913	33,042	24,194

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Revenues:
Subscription and support	94%	93%	94%	94%
Professional services and other	6	7	6	6

Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	16	16	16	15
Professional services and other	6	6	6	6

Total cost of revenues	22	22	22	21
Gross profit	78	78	78	79
Operating expenses (1)(2):
Research and development	14	13	14	13
Marketing and sales	52	52	53	52
General and administrative	14	16	14	16

Total operating expenses	80	81	81	81
Loss from operations	(2)	(3)	(3)	(2)
Investment income	1	1	1	1
Interest expense	(1)	(1)	(1)	0
Other income (expense)	0	0	0	0

Loss before benefit from income taxes	(2)	(3)	(3)	(1)
Benefit from income taxes	1	2	1	1

Net loss	(1%)	(1%)	(2%)	0%

(1) Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

Cost of revenues	2%	3%	2%	2%
Marketing and sales	0	0	0	0

(2) Stock-based expenses as a percentage of total revenues, as follows:

Cost of revenues	1%	1%	1%	1%
Research and development	2	2	2	2
Marketing and sales	6	5	6	5
General and administrative	2	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2012	January 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,000,730	$607,284
Short-term marketable securities	106,933	170,582
Accounts receivable, net	446,917	683,745
Deferred commissions	94,921	98,471
Deferred income taxes	56,723	31,821
Prepaid expenses and other current assets (see additional metrics)	146,901	80,319

Total current assets	1,853,125	1,672,222
Marketable securities, noncurrent	696,602	669,308
Property and equipment, net (see additional metrics)	556,776	527,946
Deferred commissions, noncurrent	77,010	78,149
Deferred income taxes, noncurrent	108,031	87,587
Capitalized software, net (see additional metrics)	173,456	188,412
Goodwill	840,531	785,381
Other assets, net (see additional metrics)	148,039	155,149

Total assets	$4,453,570	$4,164,154

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable	$69,339	$33,258
Accrued expenses and other liabilities (see additional metrics)	482,888	502,442
Deferred revenue	1,268,407	1,291,622
Convertible senior notes, net	508,533	496,149

Total current liabilities	2,329,167	2,323,471
Income taxes payable, noncurrent	47,165	37,258
Long-term lease liabilities and other	49,790	48,651
Deferred revenue, noncurrent	68,777	88,673

Total liabilities	2,494,899	2,498,053

Temporary equity	66,357	78,741

Stockholders’ equity:
Common stock	139	137
Additional paid-in capital	1,742,286	1,415,077
Accumulated other comprehensive income	19,730	12,683
Retained earnings	130,159	159,463

Total stockholders’ equity	1,892,314	1,587,360

Total liabilities, temporary equity and stockholders’ equity	$4,453,570	$4,164,154

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Operating activities:
Net loss	$(9,829)	$(4,268)	$(29,304)	$(3,738)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	49,999	40,239	99,440	69,832
Amortization of debt discount and transaction costs	6,371	2,077	11,040	4,332
Amortization of deferred commissions	35,783	24,916	72,029	49,591
Expenses related to stock-based plans	85,417	54,594	166,683	102,152
Excess tax benefits from employee stock plans	(14,702)	(2,086)	(25,745)	(4,120)
Changes in assets and liabilities:
Accounts receivable, net	(75,522)	(66,076)	237,138	90,051
Deferred commissions	(35,222)	(26,137)	(67,340)	(46,641)
Prepaid expenses and other current assets	(35,747)	(9,611)	(56,096)	(18,994)
Other assets	(891)	(1,913)	864	(4,626)
Accounts payable	49,586	4,121	36,081	2,984
Accrued expenses and other current liabilities	78,485	47,624	(52,270)	(18,017)
Deferred revenue	2,469	19,453	(43,111)	(355)

Net cash provided by operating activities	136,197	82,933	349,409	222,451

Investing activities:
Business combinations, net of cash acquired	(10,078)	(285,335)	(58,991)	(298,670)
Land activity and building improvements	—	(5,422)	(4,106)	(6,436)
Strategic investments	(1,129)	(7,782)	(3,794)	(13,215)
Changes in marketable securities	412,797	21,662	38,215	148,120
Capital expenditures	(29,304)	(45,051)	(74,025)	(72,365)

Net cash provided by (used in) investing activities	372,286	(321,928)	(102,701)	(242,566)

Financing activities:
Proceeds from equity plans	33,824	42,282	127,391	74,568
Excess tax benefits from employee stock plans	14,702	2,086	25,745	4,120
Contingent consideration payment related to prior business combinations	—	(13,400)	—	(16,200)
Principal payments on capital lease obligations	(7,479)	(10,549)	(15,053)	(14,111)

Net cash provided by financing activities	41,047	20,419	138,083	48,377

Effect of exchange rate changes	10,415	3,758	8,655	(2,760)

Net increase (decrease) in cash and cash equivalents	559,945	(214,818)	393,446	25,502
Cash and cash equivalents, beginning of period	440,785	664,612	607,284	424,292

Cash and cash equivalents, end of period	$1,000,730	$449,794	$1,000,730	$449,794

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Jul 31, 2012	Apr 30, 2012	Jan 31, 2012	Oct 31, 2011	Jul 31, 2011	Apr 30, 2011
Full Time Equivalent Headcount	8,765	8,335	7,785	6,953	6,352	5,513
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,804,265	$1,657,089	$1,447,174	$1,296,693	$1,286,658	$1,522,285
Deferred revenue, current and noncurrent	$1,337,184	$1,334,716	$1,380,295	$917,821	$935,266	$915,133

Selected Balance Sheet Accounts (in thousands):

	Jul 31, 2012	Jan 31, 2012
Prepaid Expenses and Other Current Assets
Deferred professional services costs	$7,825	$10,399
Prepaid income taxes	24,007	12,785
Prepaid expenses and other current assets	115,069	57,135

	$146,901	$80,319

Property and Equipment, net
Land	$248,263	$248,263
Building improvements	49,572	43,868
Computers, equipment and software	280,868	232,460
Furniture and fixtures	29,402	25,250
Leasehold improvements	148,470	137,587

	756,575	687,428
Less accumulated depreciation and amortization	(199,799)	(159,482)

	$556,776	$527,946

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$53,999	$41,442
Acquired developed technology, net of accumulated amortization	119,457	146,970

	$173,456	$188,412

Other Assets, net
Deferred professional services costs, noncurrent portion	$2,101	$3,935
Long-term deposits	13,293	13,941
Purchased intangible assets, net of accumulated amortization	41,311	46,110
Acquired intellectual property, net of accumulated amortization	15,841	15,020
Strategic investments	51,276	53,949
Other	24,217	22,194

	$148,039	$155,149

Accrued Expenses and Other Current Liabilities
Accrued compensation	$192,776	$228,466
Accrued other liabilities	150,149	121,957
Accrued income and other taxes payable	68,519	100,471
Accrued professional costs	24,026	21,993
Accrued rent	47,418	29,555

	$482,888	$502,442

Selected Off-Balance Sheet Accounts

Unbilled Deferred Revenue, a non-GAAP measure

Unbilled deferred revenue was approximately $2.8 billion as of July 31, 2012 and $2.2 billion as of January 31, 2012. Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

Supplemental Revenue Analysis

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Revenues by geography (in thousands):
Americas	$507,974	$366,916	$992,927	$706,934
Europe	124,609	102,056	242,903	196,451
Asia Pacific	99,066	77,030	191,286	146,981

	$731,649	$546,002	$1,427,116	$1,050,366

As a percentage of total revenues:
Revenues by geography:
Americas	69%	67%	70%	67%
Europe	17	19	17	19
Asia Pacific	14	14	13	14

	100%	100%	100%	100%

	Three Months Ended July 31, 2012 compared to Three Months Ended July 31, 2011	Three Months Ended April 30, 2012 compared to Three Months Ended April 30, 2011	Three Months Ended July 31, 2011 compared to Three Months Ended July 31, 2010
Revenue constant currency growth rates (as compared to the comparable prior periods)
Americas	38%	43%	34%
Europe	40%	33%	36%
Asia Pacific	28%	30%	33%
Total growth	37%	39%	34%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Supplemental Diluted Share Count Information

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Weighted-average shares outstanding for basic earnings per share	139,425	135,093	138,789	134,273
Effect of dilutive securities (1):
Convertible senior notes	2,542	2,753	2,665	2,581
Warrants associated with the convertible senior note hedges	866	1,160	1,037	919
Employee stock awards	3,361	4,450	3,711	4,563

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	146,194	143,456	146,202	142,336

(1)	The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and six months ended July 31, 2012 and 2011 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Operating cash flow
GAAP net cash provided by operating activities	$136,197	$82,933	$349,409	$222,451
Less:
Capital expenditures	(29,304)	(45,051)	(74,025)	(72,365)

Free cash flow	$106,893	$37,882	$275,384	$150,086

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to the building of our campus and strategic investments.

Comprehensive Income (Loss)

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Net loss	$(9,829)	$(4,268)	$(29,304)	$(3,738)
Other comprehensive income, before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	10,135	5,858	6,947	(1,219)
Unrealized gains (losses) on investments	(961)	2,052	159	2,745

Other comprehensive income, before tax	9,174	7,910	7,106	1,526
Tax effect	359	(767)	(59)	(1,026)

Other comprehensive income, net of tax	9,533	7,143	7,047	500

Comprehensive income (loss)	$(296)	$2,875	$(22,257)	$(3,238)

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Gross profit
GAAP gross profit	$569,231	$425,092	$1,113,147	$826,390
Plus:
Amortization of purchased intangibles (a)	17,668	16,373	35,116	25,468
Stock-based expenses (b)	7,864	4,379	15,117	8,030

Non-GAAP gross profit	$594,763	$445,844	$1,163,380	$859,888

Operating expenses
GAAP operating expenses	$582,697	$440,840	$1,148,862	$844,941
Less:
Amortization of purchased intangibles (a)	(2,407)	(2,306)	(5,834)	(3,546)
Stock-based expenses (b)	(77,553)	(50,215)	(151,566)	(94,122)

Non-GAAP operating expenses	$502,737	$388,319	$991,462	$747,273

Income from operations
GAAP loss from operations	$(13,466)	$(15,748)	$(35,715)	$(18,551)
Plus:
Amortization of purchased intangibles (a)	20,075	18,679	40,950	29,014
Stock-based expenses (b)	85,417	54,594	166,683	102,152

Non-GAAP income from operations	$92,026	$57,525	$171,918	$112,615

Non-operating income (c)
GAAP non-operating income (loss)	$(566)	$(1,965)	$(3,185)	$1,619
Plus: Amortization of debt discount, net	6,207	2,712	11,090	5,470

Non-GAAP non-operating income	$5,641	$747	$7,905	$7,089

Net income
GAAP net loss	$(9,829)	$(4,268)	$(29,304)	$(3,738)
Plus:
Amortization of purchased intangibles	20,075	18,679	40,950	29,014
Stock-based expenses	85,417	54,594	166,683	102,152
Amortization of debt discount, net	6,207	2,712	11,090	5,470
Less:
Income tax effect of Non-GAAP items	(41,154)	(28,635)	(74,249)	(49,926)

Non-GAAP net income	$60,716	$43,082	$115,170	$82,972

Diluted earnings per share
GAAP diluted loss per share (d)	$(0.07)	$(0.03)	$(0.21)	$(0.03)
Plus:
Amortization of purchased intangibles	0.14	0.13	0.28	0.20
Stock-based expenses	0.58	0.38	1.14	0.72
Amortization of debt discount, net	0.04	0.02	0.08	0.04
Less:
Income tax effect of Non-GAAP items	(0.27)	(0.20)	(0.50)	(0.35)

Non-GAAP diluted earnings per share	$0.42	$0.30	$0.79	$0.58

Shares used in computing diluted net income per share	146,194	143,456	146,202	142,336

a) Amortization of purchased intangibles were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Cost of revenues	$17,668	$16,373	$35,116	$25,468
Marketing and sales	2,407	2,306	5,834	3,546

	$20,075	$18,679	$40,950	$29,014

b) Stock-based expenses were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Cost of revenues	$7,864	$4,379	$15,117	$8,030
Research and development	16,089	11,188	31,756	19,027
Marketing and sales	44,781	27,114	86,768	50,901
General and administrative	16,683	11,913	33,042	24,194

	$85,417	$54,594	$166,683	$102,152

c)	Non-operating income consists of investment income, interest expense and other income (expense).
d)	Reported GAAP loss per share was calculated using the basic share count.
Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
GAAP Basic Net Loss Per Share
Net loss	$(9,829)	$(4,268)	$(29,304)	$(3,738)
Basic net loss per share	$(0.07)	$(0.03)	$(0.21)	$(0.03)
Shares used in computing basic net loss per share	139,425	135,093	138,789	134,273

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$60,716	$43,082	$115,170	$82,972
Basic Non-GAAP net income per share	$0.44	$0.32	$0.83	$0.62
Shares used in computing basic net income per share	139,425	135,093	138,789	134,273

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
GAAP Diluted Net Loss Per Share
Net loss	$(9,829)	$(4,268)	$(29,304)	$(3,738)
Diluted net loss per share	$(0.07)	$(0.03)	$(0.21)	$(0.03)
Shares used in computing diluted net loss per share	139,425	135,093	138,789	134,273

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$60,716	$43,082	$115,170	$82,972
Diluted Non-GAAP net income per share	$0.42	$0.30	$0.79	$0.58
Shares used in computing diluted net income per share	146,194	143,456	146,202	142,336